UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2021 (August 10, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2021, Sequential Brands Group, Inc. (“Sequential” or the “Company”) and certain of its subsidiaries entered into (i) a waiver (the “BoA Waiver”) under the Third Amended and Restated First Lien Credit Agreement, dated as of July 1, 2016 (the “Amended BoA Credit Agreement”), by and among Sequential, certain of its subsidiaries, Bank of America, N.A., as administrative agent and collateral agent, and the lenders thereto and (ii) (a) a waiver (the “Wilmington Waiver”) and (b) an extension (the “Wilmington Extension”), in each case, under the Third Amended and Restated Credit Agreement, dated as of July 1, 2016 (the “Amended Wilmington Credit Agreement”, and together with the Amended BoA Credit Agreement, collectively the “Credit Agreements”) by and among Sequential, certain of its subsidiaries, Wilmington Trust, National Association as administrative agent and collateral agent.  (i) The BoA Waiver and the Wilmington Waiver, among other matters, extend a waiver of existing defaults under the Credit Agreements and (ii) the BoA Waiver and the Wilmington Extension extend the deadline to deliver the Company’s quarterly financial statements for the fiscal quarter ending June 30, 2021, in each case, through August 31, 2021. The BoA Waiver, the Wilmington Waiver and the Wilmington Extension are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference. We have disclosed certain uncertainties and risks applicable to us in our previous Form 8-K filed on July 2, 2021 and July 8, 2021. The disclosure in this Form 8-K should be read in conjunction with such information. It is uncertain whether the Company will be able to comply with the covenants under the Credit Agreements going forward, and the Company is not currently forecasted to be able to comply, in the next twelve months, with certain of the financial covenants under the Credit Agreements. The Company cannot assure you that its lenders would be willing to negotiate further changes to its financial covenants when necessary and the Company cannot obtain further waivers of the defaults under the Credit Agreements without the consent of the respective lenders thereunder. If the Company is unable to obtain additional waivers of ongoing defaults, or otherwise is unable to comply with its debt arrangements, the obligations under the indebtedness may be accelerated. If an acceleration were to occur, the Company does not have sufficient liquidity to satisfy the loan, and the Company would potentially need to seek protection under the federal bankruptcy code.

As a result of the risk of non-compliance with the covenants and uncertainty of further waiver extensions under the Credit Agreements, management has determined that as of the date of this filing there continues to be a material uncertainty that casts substantial doubt with respect to the ability of the Company to continue as a going concern.

Our Board of Directors is continuing to evaluate strategic alternatives, including refinancing all or a portion of our debt and/or the divestiture of one or more existing brands or a sale of the Company, which divestiture or sale may occur pursuant to a case under the federal bankruptcy code. However, we cannot assure you that any such divestiture or sale efforts will be successful or that such efforts will yield the overall best price for such assets, particularly if such events occurred through a restructuring or bankruptcy filing. Any sale of assets may represent a triggering event requiring that we evaluate the carrying value of such assets for impairment purposes, which impairments may be material.

Item 8.01. Other Events.

The Company’s ongoing strategic review and related matters have resulted in a delay with finalizing its financial statements. The Company is in the process of completing its accounting procedures for finalization of the Form 10-Q (the “10-Q”) for the period ended March 31, 2021 and additional time is necessary to finalize the appropriate presentation in the Form 10-Q.

Our operations and financial results are subject to various risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows, prospects and/or trading price of our common stock. In evaluating our business and an investment in our securities, you should consider the risk factors set forth in our previous Form 8-K filed on July 2, 2021 and Form 10-K filed on April 15, 2021.  Although the risks and uncertainties in those filings are those that we consider significant, material risks and uncertainties that are not presently known to us may also adversely affect our business, financial condition or results of operations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Waiver to Amended BOA Credit Agreement, dated as of August 10, 2021, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

10.2	Limited Waiver and Consent to Amended Wilmington Credit Agreement, dated as of August 10, 2021, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Wilmington Trust, National Association, as administrative agent and collateral agent. and the lenders party thereto.

10.3	Limited Consent to Third Amended and Restated Credit Agreement, dated as of August 10, 2021, between Sequential Brands Group, Inc., certain Subsidiaries of Sequential Brands Group, Inc. named therein, Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: August 11, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer